EXHIBIT 10.2


                       EMPLOYMENT AGREEMENT


          This Agreement made as of the 11th day of August, 1997 by and between Talley Industries, Inc. ("Employer") and Dr. Paul
Foster ("Employee").


W I T N E S S E T H:
- - - - - - - - - -

          WHEREAS, the Employer desires to employ Employee as its Chief Executive Officer on an interim basis and Employee desires to be so employed by the Employer on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained it is agreed as follows:

          1.   EMPLOYMENT.   Employer hereby agrees to employ
Employee to serve Employer and its present and future subsidiary and affiliated companies and divisions (hereinafter collectively referred to as the "Corporate Group") for a term of one year (the "Employment Term") commencing June 9, 1997 and ending June 9, 1998, subject however, to the termination provisions of paragraph 4 herein. During such period Employee will: (I) devote his full time and best efforts to the affairs of Employer and the Corporate Group spending no time or efforts on the businesses or affairs of others,
(ii) serve Employer as Chief Executive Officer and perform such duties as Employer shall from time to time designate including but not limited to assisting in the Employer's search for a Chief Executive Officer, and (iii) serve as required as an officer and/or director of the Employer and/or the Corporate Group.

          2.   COMPENSATION AND BENEFITS.

          (a) Effective as of June 9, 1997, Employer agrees to pay Employee a salary (the "Base Salary") at the rate of Four Hundred Thousand Dollars ($400,000.00) per annum, payable in semi-monthly installments as compensation for his services during the Employment Term hereunder. During the term of this Agreement, Employer shall make available to Employee the use of a company automobile and reimburse Employee for his spouse's reasonable travel expenses between Philadelphia, Pennsylvania and Phoenix, Arizona, and provide Employee with a two bedroom apartment in Phoenix, Arizona. Employee will not receive directors fees during the term of this Agreement.









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          (b)  Employee will not be eligible for Employer-provided
health benefits, but Employer agrees to pay for the Employee's cost of the following benefits provided through Saint Joseph's University during the period September 1, 1997 through August 31, 1998, in lieu of benefits at Talley: (I) Medical (Blue Cross/Blue Shield Personal Choice PPO); (ii) Dental (Penndental); (iii) Vision (Opticare); (iv) Long-term Care (UNUM); and (v) matching contribution of Seven Thousand Six Hundred Forty-two Dollars ($7,642) (net after tax) for Saint Joseph's University 403(b) Plan. The matching contribution shall be paid to Employee and the remaining sums shall be paid to either Saint Joseph's University or the applicable benefit provider. Employer will also provide Employee with company-sponsored life and long-term disability insurance coverage in accordance with company policy through August 31, 1998.

          3. BONUSES. Employee shall be an eligible participant under the Employer's bonus programs, if any, in accordance with their terms as they may be amended.

          4.   TERMINATION.

               (a) The Employer shall have the right to terminate this Agreement, and any modifications, extensions or supplements thereof or thereto at any time during the existence thereof, for any reason whatsoever, provided, however, the Employee shall be given one (1) months' notice thereof (or pay in lieu of notice) and paid the balance of the Base Salary due and provided with the payments and/or benefits set forth in paragraph 2(b) over the remainder of the Employment Term.

               (b) In the event of notice of termination, the Employer shall have the right, during the period between the date of receipt of such notice by the Employee and the effective date of termination, to relieve, and withdraw, the Employee from any or all duties, powers, authority or responsibilities with respect to the business or operation of the Employer. Employee agrees to resign from all offices and positions with Employer and the Corporate Group, including but not limited to, any positions he may hold as an officer and/or director of Employer and the Corporate Group, effective upon the date of such notice of termination, provided however that Employee may maintain his seat on Employer's Board of Directors for the remainder of his elected term. In the event Employee fails to resign from such positions, Employee irrevocably appoints the Secretary of Employer as his attorney-in-fact to execute letters of resignation on his behalf.

               (c) Notwithstanding the provisions of subparagraph 4(a) above, in the event the Employee has been charged in good faith by the Employer or by a public authority, in a judicial or administrative proceeding, with wrongdoing in connection with the Employer's business or the performance of the Employee's duties under this Agreement, the Employer may terminate this Agreement and



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shall not be required to make any further payments to Employee. The wrongdoing referred to in this paragraph is intended to encompass willful misconduct which injures or causes a loss to the Corporate Group or a benefit to the Employee or third parties, as, for example, by embezzlement, appropriation of corporate opportunity, conversion of tangible or intangible corporate property, the making of agreements with third parties in which the Employee or anyone related to or associated with him have a direct or indirect interest and the like and it is not intended to encompass loss or injury to the Employer occasioned by ill advised good faith judgment or negligence in connection with the Employer's business.

          5. REPLACEMENT. In the event Employer hires a new Chief Executive Officer during the Employment Term, Employee agrees to perform consulting services for the Employer and Employer agrees to compensate Employee the equivalent salary and benefits listed herein during the remaining Employment Term.

          6. EXPENSES. The Employer shall reimburse the Employee against vouchers covering the same for all reasonable and necessary expenses incurred by him in the performance of services under this Agreement.

          7. CONFIDENTIALITY. The Employee agrees that so long as this Agreement is in effect and for a period of two (2) years following the termination of this Agreement for any reason he will not either directly, or indirectly, except in the course of carrying out the business of the Employer or as authorized in writing on behalf of the Employer, disclose or communicate to any person, individual, firm or corporation, any information of any kind concerning any matters affecting or relating to the business of the Employer or any of its subsidiaries, including without limitation, any of the customers, prices, sales, manner of operation, plans, trade secrets, processes, financial or other data of the Employer or any of its subsidiaries, without regard to whether any or all of such information would otherwise be deemed confidential or material.

          8. NONCOMPETITION. The Employee agrees that so long as this Agreement is in effect he shall not engage or participate directly, or indirectly, either as principal, agent, employee, employer, consultant, stockholder, director, co-partner, or any other individual or representative capacity whatever, in the conduct or management of, or own any stock or other proprietary interest in, any business which at the time competes with the business of the Employer or any then subsidiary of the Employer unless he shall have obtained the prior consent thereto of the Board of Directors of the Employer, except that the Employee shall be free without such consent to make reasonable investments in any publicly-owned company or mutual fund so long as he does not become a controlling party in such company.





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          9.   MISCELLANEOUS.  It is further agreed:

               (a)  This Agreement shall be governed in all
respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Arizona, and Arizona shall be the location of any arbitration or litigation arising under this Agreement, except as otherwise appropriate for transfer of or actions on arbitration awards or the judgment of federal courts in Arizona and except as otherwise required by law for appeals.

               (b) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Phoenix, Arizona in accordance with the Rules of the American Arbitration Association. The prevailing party in any arbitration or other legal proceeding pertaining to this Agreement shall recover its reasonable attorneys' fees in such proceeding. The parties agree that judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

               (c) In case any one or more of the provisions of this Agreement should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and unenforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

               (d) The paragraph headings of this Agreement are for convenience of reference only and shall not affect, or be used in connection with, the interpretation of this Agreement.

               (e) This Agreement and all provisions thereof, including all representations and promises contained herein, are contractual and not a mere recital and shall continue in permanent force and effect. This Agreement constitutes the sole and entire agreement of the parties in respect to the subject matter hereof, superseding all prior agreements and understandings between the parties, and there are no agreements of any nature whatsoever between the parties hereto except as expressly stated herein. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.















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IN WITNESS WHEREOF, the Employee has hereunto affixed his hand and the Employer has caused these presents to be executed by a duly authorized officer, all as of the day and year first above written.



                                 /s/ Paul Foster
                                 ---------------------------------
                                   Dr. Paul Foster


WITNESS:                      TALLEY INDUSTRIES, INC.


/s/  Ralph A. Rockow          By /s/  Joseph A. Orlando
------------------------         ------------------------------
Ralph A. Rockow                    Joseph A. Orlando
                                   Chairman of the Executive
                                     Compensation Committee


WITNESS:


/s/  Katherine Wilcox         By /s/  Mark S. Dickerson
------------------------         ------------------------------
Katherine Wilcox                   Mark S. Dickerson
                                   Secretary




























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                        CONSENT OF SPOUSE


The undersigned spouse of Dr. Paul Foster hereby consents to the foregoing "Employment Agreement."



Dated: As of August 10, 1997


                                  /s/  Corolyn E. Clark
                                 --------------------------------
                                   Corolyn E. Clark